Citadel Environmental Group, Inc., form 10K-SB, Exhibit 21

                CITADEL ENVIRONMENTAL GROUP, INC.
                           FORM 10-KSB
              FOR THE YEAR ENDING DECEMBER 31, 1996

Subsidiaries of the Registrant

Tonopah Resources International, Inc.

Applied Medical Recovery, Inc.